EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Don R. Madison, CFO Powell Industries, Inc. 713-947-4422 Ken Dennard / ksdennard@drg-e.com Karen Roan / kcroan@drg-e.com DRG&E / 713-529-6600

POWELL INDUSTRIES REPORTS
FISCAL 2004 FIRST QUARTER RESULTS

HOUSTON — FEBRUARY 25, 2004 — Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2004 first quarter ended January 31, 2004.

        Revenues for the first quarter of 2004 were $53.2 million compared to revenues of $71.6 million for the first quarter of 2003. Net income for the first quarter was $747,000, or $0.07 per diluted share, compared to $2.5 million, or $0.24 per diluted share, in the same period a year ago. The company generated $269,000 in free cash flow, defined as total cash flow from operations of $1.804 million less all capital expenditures of $1.535 million, in the first quarter. The company uses this measure because it believes free cash flow is a good indicator of operating efficiency.

        Thomas W. Powell, chairman and chief executive officer, stated, “We continued to see weakness and depressed pricing levels in our product markets during our first quarter. While opportunities for new projects are improving and our inquiry levels are up, we do not expect to see meaningful improvements until later in 2004.”

        The Electrical Power Products segment recorded revenues of $46.2 million in the first quarter compared to $65.6 million in the first quarter a year ago. Income from continuing operations before income taxes for Electrical Power Products totaled $0.931 million versus $4.6 million in last year’s first quarter.

        Process Control Systems revenues for the first quarter were $7.1 million compared to $6.0 million for the same period a year ago. Income from continuing operations before income taxes for Process Control Systems totaled $249,000 versus $215,000 a year ago.

        The company’s order backlog as of January 31, 2004, was $137.3 million, compared to $157.5 million at fiscal year-end 2003 and $168.5 million at the end of the first quarter one year ago. New orders placed during the first quarter totaled $33.1 million versus $36.3 million in our fourth quarter of 2003 and $50.7 million in the first quarter a year ago.

OUTLOOK

        The following statements are based on the current expectations of the company. These statements are forward-looking and actual results may differ materially as further elaborated in the last paragraph below.

        Based on current booking trends, Powell Industries now expects fiscal 2004 second quarter earnings to range between $0.04 and $0.09 per diluted share, and full year 2004 earnings to range between $0.35 and $0.50 per diluted share. Fiscal 2004 revenue is expected to range between $205 million and $220 million, and free cash flow, defined as total cash flow from operations less all capital expenditures, is expected to range between $5 million and $10 million.

CONFERENCE CALL

        Powell Industries has scheduled a conference call for Wednesday, February 25, 2004, at 11:00 a.m. eastern time. To participate in the conference call, dial (303) 262-2075 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until March 3, 2004. To access the replay, dial (303) 590-3000 using a passcode of 570572.

        Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 30 days at http://www.powellind.com.

        Powell Industries, Inc., headquartered in Houston, TX, designs, manufactures and services equipment and systems for the management and control of electrical energy and other critical processes. Powell provides products and services to the transportation, environmental, industrial and utility industries. For more information, please visit www.powellind.com.

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainty in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, including but not limited to competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

– Tables to follow –

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended January 31,
	2004	2003

(In thousands, except per share data)	(Unaudited)
Revenues	$ 53,227	$ 71,580
Cost of goods sold	43,672	57,348

Gross profit	9,555	14,232
Selling, general and administrative expenses	8,540	9,409

Income before interest and income taxes	1,015	4,823
Interest expense	27	86
Interest income	(192)	(92)

Income from continuing operations before income taxes and cumulative
effect of change in accounting principle	1,180	4,829
Income tax provision	433	1,795

Income from continuing operations before cumulative effect of change in
accounting principle	747	3,034
Cumulative effect of change in accounting principle, net of tax	--	(510)

Net income	$ 747	$ 2,524

Net earnings per common share:
Basic:
Earnings from continuing operations	$ 0.07	$ 0.29
Cumulative effect of change in accounting principle	--	(0.05)

Net earnings	$ 0.07	$ 0.24

Diluted:
Earnings from continued operations	$ 0.07	$ 0.28
Cumulative effect of change in accounting principle	--	(0.04)

Net earnings	$ 0.07	$ 0.24

Weighted average number of common shares outstanding	10,653	10,574

Weighted average number of common and common equivalent shares
outstanding	10,758	10,676

SELECTED FINANCIAL DATA:
Capital Expenditures	1,535	$ 1,840

Depreciation and amortization	1,142	$ 1,267

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31, 2004	October 31, 2003

(In thousands)	(Unaudited)
Assets:
Current assets	$140,395	$141,313
Property, plant and equipment (net)	44,453	43,998
Other assets	5,167	5,029

Total assets	$190,015	$190,340

Liabilities & stockholders' equity:
Current liabilities	$ 42,690	$ 44,424
Long-term debt and capital lease obligations, net of current
maturities	6,864	6,891
Deferred and other long-term liabilities	2,531	2,421
Stockholders' equity	137,930	136,604

Total liabilities and stockholders' equity	$190,015	$190,340

POWELL INDUSTRIES, INC. & SUBSIDIARIES
BUSINESS SEGMENTS

	Three Months Ended January 31,
	2004	2003

(In thousands)	(Unaudited)
Revenues:
Electrical Power Products	$46,159	$65,561
Process Control Systems	7,068	6,019

Total revenues	$53,227	$71,580

Income from continuing operations before income taxes and cumulative effect of change in accounting principle:
Electrical Power Products	$ 931	$ 4,614
Process Control Systems	249	215

Total income from continuing operations before income taxes
and cumulative effect of change in accounting
principle	$ 1,180	$ 4,829

	January 31, 2004	October 31, 2003

	(Unaudited)
Assets:
Electrical Power Products	$126,628	$127,721
Process Control Systems	14,099	14,269
Corporate	49,288	48,350

Total assets	$190,015	$190,340

Backlog:
Electrical Power Products	$ 81,092	$ 96,986
Process Control Systems	56,237	60,473

Total backlog	$137,329	$157,459